Exhibit 10.20

REALOGY CORPORATION

OFFICER DEFERRED COMPENSATION PLAN

Amended and Restated Effective As Of January 1, 2008

ARTICLE I—INTRODUCTION

1.1 Sponsorship

Realogy Corporation (“Company”), a corporation organized under the laws of the State of Delaware, sponsors the Realogy Corporation Officer Deferred Compensation Plan, a non-qualified deferred compensation plan for the benefit of certain Participants and Beneficiaries (as defined herein).

1.2 Purpose of the Plan

The Plan is intended to be “a plan which is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees” within the meaning of Sections 201(2) and 301(a)(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”), and shall be interpreted and administered to the extent possible in a manner consistent with such intent. The Plan is also intended to comply with the American Jobs Creation Act of 2004 and Internal Revenue Code Section 409A and the regulations and guidance thereunder and shall be interpreted accordingly.

ARTICLE II—DEFINITIONS

Wherever used herein, the following terms have the meanings set forth below, unless a different meaning is clearly required by the context:

2.1 Account shall mean, for each Participant, the hypothetical account established for his or her benefit under Section 5.1.

2.2 Beneficiary shall mean the person(s) or entity designated by the Participant to receive benefits under the Plan as the result of a Participant’s death.

2.3 Code shall mean the Internal Revenue Code of 1986, as amended from time to time. Reference to any section or subsection of the Code includes reference to any comparable or succeeding provisions of any legislation which amends, supplements or replaces such section or subsection.

2.4 Compensation shall have the meaning set forth under the Realogy Corporation Employee Savings Plan, as amended and restated from time to time, and additionally any bonus payments to the extent determined by the Committee from time to time in its sole discretion, but without regard to the limitations provided under Code Section 401(a)(17).

2.5 Disability or Disabled shall mean (a) the inability of a Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (b) the Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Employer. Notwithstanding the foregoing, a Participant shall be deemed Disabled if he or she is determined to be totally disabled by the Social Security Administration. The Plan Administrator shall determine whether or not a Participant is Disabled based on such evidence as the Plan Administrator deems necessary or advisable.

2.6 Effective Date shall mean the date of this amendment and restatement, which is January 1, 2008. The original effective date of the Plan is August 1, 2006.

2.7 Election Form shall mean the participation election form as approved and prescribed by the Plan Administrator.

2.8 Elective Deferral shall mean the portion of Compensation which is deferred by a Participant under Section 4.1.

2.9 Eligible Employee shall mean each employee as determined by the Employer in its sole discretion.

2.10 Employer shall mean Realogy Corporation, any successor to all or a major portion of the Employer’s assets or business which assumes the obligations of the Employer, and each other entity that is affiliated with the Employer which adopts the Plan with the consent of the Employer, provided that the Realogy Corporation shall have the sole power to amend this Plan and shall be the Plan Administrator if no other person or entity is so serving at any time.

2.11 Matching Deferral shall mean a deferral for the benefit of a Participant as described in Section 4.2.

2.12 Participant shall mean any individual who participates in the Plan in accordance with Article 3.

2.13 Plan shall mean this Realogy Corporation Officer Deferred Compensation Plan, as amended from time to time.

2.14 Plan Administrator shall mean the person, persons or entity designated by the Employer to administer the Plan and to serve as the agent for Employer. If no such person or entity is so serving at any time, the Employer shall be the Plan Administrator.

2.15 Plan Year shall mean the twelve consecutive month period ending each December 31st.

2.16 Separation from Service shall mean a Participant’s retirement or other termination of employment with the Employer and all of its affiliates (as determined in accordance with Code Section 409A(2)(A)(i)). For this purpose, the employment relationship shall be treated as continuing intact while the Participant is on military leave, sick leave or other bona fide leave of absence (such as temporary employment by the government), except that if the period of such leave exceeds six (6) months and the Participant’s right to reemployment is not provided for by statute or contract, then the employment relationship shall be deemed to have terminated on the first day immediately following such six (6) month period.

2.17 Trust shall mean the trust, if established at the Employer’s discretion, that identifies the Plan as a plan with respect to which assets are to be held by the Trustee.

2.18 Trustee means the trustee or trustees under the Trust.

ARTICLE III—PARTICIPATION

3.1 Commencement of Participation

Any individual who elects to defer part of his or her Compensation in accordance with Section 4.1 shall become a Participant in the Plan as of the date such deferrals commence in accordance with Section 4.1.

3.2 Continued Participation

A Participant in the Plan shall continue to be a Participant so long as any amount remains credited to his or her Account. Notwithstanding the foregoing, Participation in respect of any calendar year is not a guarantee of participation in respect of any future calendar year.

ARTICLE IV—ELECTIVE AND MATCHING DEFERRALS

4.1 Elective Deferrals

An individual who is an Eligible Employee on the Effective Date may, by completing an Election Form and filing it with the Plan Administrator within thirty (30) days following the Effective Date, elect to defer a percentage or dollar amount of one or more payments of Compensation, on such terms as the Plan Administrator may permit, which are earned and payable subsequent to the effective date of the Election Form.

Any individual who becomes an Eligible Employee after the Effective Date may, by completing an Election Form and filing it with the Plan Administrator within thirty (30) days following the date on which the Plan Administrator gives such individual written notice that the individual is an Eligible Employee, elect to defer a percentage or dollar amount of one or more payments of Compensation earned and payable subsequent to the effective date of the Election Form, on such terms as the Plan Administrator may permit.

Any Eligible Employee who has not otherwise initially elected to defer Compensation in accordance with this Section 4.1 may elect to defer a percentage or dollar amount of one or more payments of Compensation, on such terms as the Plan Administrator may permit, commencing with Compensation paid in the next succeeding Plan Year, by completing an Election Form prior to the first day of such succeeding Plan Year.

An election to defer a percentage or dollar amount of Compensation for any Plan Year shall apply for subsequent Plan Years unless changed or revoked. A Participant may change or revoke his or her future deferral election effective as of the first day of any Plan Year by giving written notice to the Plan Administrator before such first day (or any such earlier date as the Plan Administrator may prescribe).

4.2 Matching Deferrals

After each payroll period, monthly, quarterly, or annually, at the Employer’s discretion, with such discretion including the Employer retaining the right to determine which Participants may receive such Matching Deferrals, the Employer shall credit Matching Deferrals equal to the rate of Matching Contribution selected by the Employer and multiplied by the amount of the Elective Deferrals credited to the Participants’ Accounts for such period under Section 4.1.

ARTICLE V—ACCOUNTS

5.1 Accounts

The Plan Administrator shall establish an Account for each Participant reflecting Elective Deferrals and Matching Deferrals, together with any adjustments for income, gain or loss and any payments from the Account. At least annually, the Plan Administrator shall provide the Participant with a statement of his or her Account reflecting the income, gains and losses (realized and unrealized), amounts of deferrals, and distributions of such Account since the prior statement.

5.2 Investments

If a Trust is established at the Employer’s discretion, then the assets of the Trust shall be invested in such investments as the Trustee shall determine. The Trustee may (but is not required to) consider the Employer’s or a Participant’s investment preferences when investing the assets attributable to a Participant’s Account.

ARTICLE VI—VESTING

6.1 General

A Participant shall be immediately vested in, i.e., shall have a nonforfeitable right to all Elective Deferrals and Matching Deferrals, including all income and gain attributable thereto, credited to his or her Account.

ARTICLE VII—PAYMENTS

7.1 Election as to Time and Form of Payment

A Participant shall elect (on the Election Form used to elect to defer Compensation under Section 4.1) the date at which the Elective Deferrals and Matching Deferrals (including any earnings attributable thereto) will commence to be paid to the Participant. Such date will be either a fixed date, which shall be no earlier than five (5) years from the date such election is made or shall be the date which is seven (7) months following the Participant’s Separation from Service. The Employer may impose additional requirements on such elections. The Participant shall also elect thereon for payments to be paid in either:

a.	a single lump-sum payment; or

b.	annual installments over a period elected by the Participant up to 10 years, the amount of each installment to equal the balance of his or her Account immediately prior to the installment divided by the number of unpaid installments

Each such election will be effective for the Plan Year for which it is made and succeeding Plan Years. Such election as to time and form of payment may not be changed under any circumstances.

7.2 Change in Control

Regardless of any elections made pursuant to Section 7.1, each Participant shall be paid his or her entire Account balance in a single lump sum as soon as administratively practicable after a Change in Control. Change in Control shall mean a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets, within the meaning of Section 409A of the Code.

7.3 Death or Disability

Notwithstanding Section 7.1, as soon as possible following a Participant’s death or Disability, that Participant’s or Participant’s Beneficiary shall be paid his or her entire Account balance in a single lump sum regardless of any alternative distribution form elected. Distribution will be made prior to the end of the calendar year in which the death or Disability occurs, or, if later, by the fifteenth (15) day of the third (3rd) calendar month following the death or Disability.

7.4 Taxes

All federal, state or local taxes that the Plan Administrator determines are required to be withheld from any payments made pursuant to this Article VII shall be withheld.

7.5 Income Inclusion Under Section 409A of the Code

If the Internal Revenue Service or a court of competent jurisdiction determines that Plan benefits are includible for federal income tax purposes in the gross income of a Participant before his or her actual receipt of such benefits due to a failure of the Plan to satisfy the requirements of Code Section 409A, the Participant’s Account balance shall be distributed to the Participant in a lump sum cash payment immediately following such determination or as soon as administratively practicable thereafter; provided, however, that such payment may not exceed the amount required to be included in income as a result of the failure to satisfy the requirements of section 409A of the Code.

ARTICLE VIII—PLAN ADMINISTRATOR

8.1 Plan Administration and Interpretation

The Plan Administrator shall oversee the administration of the Plan. The Plan Administrator shall have complete control and authority to determine the rights and benefits and all claims, demands and actions arising out of the provisions of the Plan of any Participant, Beneficiary, deceased Participant, or other person having or claiming to have any interest under the Plan. The Plan Administrator shall have complete discretion to interpret the Plan and to decide all matters under the Plan. Such interpretation and decision shall be final, conclusive and binding on all Participants and any person claiming under or through any Participant, in the absence of clear and convincing evidence that the Plan Administrator acted arbitrarily and capriciously. Any individual(s) serving as Plan Administrator who is a Participant will not vote or act on any matter relating solely to himself or herself. When making a determination or calculation, the Plan Administrator shall be entitled to rely on information furnished by a Participant, a Beneficiary, the Employer or the Trustee.

8.2 Powers, Duties, Procedures, Etc.

The Plan Administrator shall have such powers and duties, may adopt such rules and tables, may act in accordance with such procedures, may appoint such officers or agents, may delegate such powers and duties, may receive such reimbursements and compensation, and shall follow such claims and appeal procedures with respect to the Plan as it may establish.

8.3 Information

To enable the Plan Administrator to perform its functions, the Employer shall supply full and timely information to the Plan Administrator on all matters relating to the compensation of Participants, their employment, retirement, death, Separation from Service, and such other pertinent facts as the Plan Administrator may require.

8.4 Indemnification of Plan Administrator

The Employer agrees to indemnify and to defend to the fullest extent permitted by law any officer(s) or employee(s) who serve as Plan Administrator (including any such individual who formerly served as Plan Administrator) against all liabilities, damages, costs and expenses (including attorneys’ fees and amounts paid in settlement of any claims approved by the Employer) occasioned by any act or omission to act in connection with the Plan, if such act or omission is in good faith.

ARTICLE IX—AMENDMENT AND TERMINATION

9.1 Amendments

Subject to Code Section 409A and Section 9.3, the Employer, in its sole discretion, by action of its Board or other governing body charged with the management of the Employer, or its designee, may amend the Plan, in whole or in part, at any time.

9.2 Termination of Plan

This Plan is strictly a voluntary undertaking on the part of the Employer and shall not be deemed to constitute a contract between the Employer and any Eligible Employee (or any other employee) or a consideration for, or an inducement or condition of employment for, the performance of the services by any Eligible Employee (or other employee). The Employer reserves the right to terminate the Plan or terminate future participation in the Plan at any time, by an instrument in writing which has been executed on the Employer’s behalf by its duly authorized officer. Upon termination of the Plan, the Employer will pay to Participants (or their beneficiaries) their Accounts in a lump sum not sooner than twelve (12) months, and not later than twenty-four (24) months, after the effective termination unless payment is to occur earlier under Article VII. Upon the Employer’s decision to terminate future participation in the Plan, the Employer will pay to Participants (or their beneficiaries) their Accounts at the time and form on file in their Election Form. No new Elective Deferrals will be made to the Plan. Under both actions, earnings will continue to be credited until such time that a complete distribution has been made.

9.3 Existing Rights

No amendment or termination of the Plan shall adversely affect the rights of any Participant with respect to amounts that have been credited to his or her Account prior to the date of such amendment or termination.

ARTICLE X—MISCELLANEOUS

10.1 No Funding

The Plan constitutes a mere promise by the Employer to make payments in accordance with the terms of the Plan and Participants and beneficiaries shall have the status of general unsecured creditors of the Employer. Nothing in the Plan will be construed to give any employee or any other person rights to any specific assets of the Employer or of any other person. In all events, it is the intent of the Employer that the Plan be treated as unfunded for tax purposes and for purposes of Title I of ERISA.

10.2 Non-assignability

None of the benefits, payments, proceeds or claims of any Participant or Beneficiary shall be subject to any claim of any creditor of any Participant or Beneficiary and, in particular, the same shall not be subject to attachment or garnishment or other legal process by any creditor of such Participant or Beneficiary, nor shall any Participant or beneficiary have any right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments or proceeds which he or she may expect to receive, contingently or otherwise, under the Plan.

10.3 Limitation of Participants’ Rights

Nothing contained in the Plan shall confer upon any person a right to be employed or to continue in the employ of the Employer, or interfere in any way with the right of the Employer to terminate the employment of a Participant in the Plan at any time, with or without cause.

10.4 Participants Bound

Any action with respect to the Plan taken by the Plan Administrator or the Employer or the Trustee or any action authorized by or taken at the direction of the Plan Administrator, the Employer or the Trustee shall be conclusive upon all Participants and beneficiaries entitled to benefits under the Plan.

10.5 Receipt and Release

Any payment to any Participant or beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims against the Employer, the Plan Administrator and the Trustee under the Plan, and the Plan Administrator may require such Participant or beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect. If any Participant or beneficiary is determined by the Plan Administrator to be incompetent by reason of physical or mental disability (including minority) to give a valid receipt and release, the Plan Administrator may cause the payment or payments becoming due to such person to be made to another person for his or her benefit without responsibility on the part of the Plan Administrator, the Employer or the Trustee to follow the application of such funds.

10.6 Governing Law

The Plan shall be construed, administered, and governed in all respects under and by the laws of the state of New York, without effect to conflicts of laws provisions thereof. If any provision shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

10.7 Headings and Subheadings

Headings and subheadings in this Plan are inserted for convenience only and are not to be considered in the construction of the provisions hereof.